Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our reports dated April 16, 2009 with respect to the consolidated financial statements of John Hancock Life Insurance Company (U.S.A.) and John Hancock Variable Life Insurance Company, April 30, 2009 with respect to the consolidated financial statements of John Hancock Life Insurance Company and January 4, 2010 with respect to the supplemental consolidated financial statements of John Hancock Life Insurance Company (U.S.A.), which are contained in the Statement of Additional Information in the initial Registration Statement (Form N-6) Medallion Variable Universal Life Edge, Medallion Variable Universal Life Edge II and related Prospectus of John Hancock Variable Life Account U.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 4, 2010

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated April 14, 2009 with respect to the financial statements of John Hancock Variable Life Account U of John Hancock Variable Life Insurance Company, which are contained in the Statement of Additional Information in the initial Registration Statement (Form N-6) Medallion Variable Universal Life Edge, Medallion Variable Universal Life Edge II and related Prospectus of John Hancock Variable Life Account U.

/s/ Ernst & Young LLP

Toronto, Canada

January 4, 2010